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                            JACOBS PERSINGER & PARKER
                                 77 Water Street
                              New York, N.Y. 10005
                                 (212) 344-1866




                                                  December 26, 1996




Schroder Capital Funds (Delaware)
Two Portland Square
Portland, Maine 04101

Dear Sirs:

     We have acted as special counsel for Schroder Capital Funds (Delaware), a Delaware business trust with transferable shares (the "Trust"), in connection with the registration of shares of beneficial interest of its Schroder Emerging Markets Fund - International Portfolio, Schroder International Fund, Schroder U.S. Equity Fund and Schroder U.S. Smaller Companies Fund (the "Funds") under the Securities Act of 1933.

     As such counsel, we have reviewed (i) Form 24F-2 Annual Notice of Securities Sold Pursuant to Rule 24f-2 with respect to the fiscal year ended October 31, 1996 (the "24F-2 Notice"), (ii) various Post-Effective Amendments to the Trust's Registration Statement on Form N-1A (the "Registration Statement"), relating to the registration of shares of the Funds, respectively, with respect to which the 24F-2 Notice applies, and (iii) the various effective prospectuses of the Funds contained in the relevant Post-Effective Amendments to the Registration Statement (the "Prospectuses"). We have also examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed necessary to render the opinions expressed herein.

     Based on such examination, we are of the opinion that:

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Schroder Capital Funds (Delaware)
December 26, 1996
Page 2


     1. The Trust is authorized to issue an unlimited number of shares. The offer and sale of the shares covered by the 24F-2 Notice, to wit, 13,543,230 shares of Schroder Emerging Markets Fund - International Portfolio, 3,140,534 shares of Schroder International Fund, 274,295 shares of Schroder U.S. Equity Fund, and 202,688 shares of Schroder U.S. Smaller Companies Fund (the "Registered Shares"), have been duly and validly authorized by all requisite trust action.

     2. Assuming that the Registered Shares were duly sold, issues, and paid for as contemplated by the Prospectuses, they were validly and legally issued, and are fully paid and non-assessable.

     Our opinion above stated is expressed as members of the bar of the State of New York. This opinion does not extend to the securities or "blue sky" laws of any state.

                                        Very truly yours,


                                        /s/ Jacobs Persinger & Parker